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                                                                    EXHIBIT 99.1
             THE WASHINGTON WATER POWER COMPANY COMMON STOCK PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    FOR THE SPECIAL MEETING OF SHAREHOLDERS--NOVEMBER 18, 1994

  The undersigned hereby appoints P.A. Redmond and T.L. Syms, and each of them, Proxies, with power of substitution to vote, as designated below, all the shares of Common Stock of The Washington Water Power Company held of record by the undersigned on September 22, 1994, at a Special Meeting of Shareholders to be held at Cavanaugh's INN AT THE PARK, Ballrooms A, B and C, West 303 North River Drive, Spokane, Washington, on Friday, November 18, 1994, at 2:00 p.m., local time, or any adjournments thereof.

  In their discretion, the Proxies are authorized to vote upon such other matters incidental to the conduct of the Special Meeting which may properly arise.

Item 1. Approval of the Agreement and Plan of Reorganization and Merger, dated as of June 27, 1994, by and among The Washington Water Power Company, Sierra Pacific Resources, Sierra Pacific Power Company and Resources West Energy Corporation and the transactions contemplated thereby, as fully described in the Joint Proxy Statement/Prospectus relating thereto.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

             [_] FOR            [_] AGAINST             [_] ABSTAIN

            (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)
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  This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1. Sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

  Receipt of the Notice of Special Meeting of Shareholders and the related Joint Proxy Statement/Prospectus is acknowledged.

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                                           Signature                      Date
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                                           Signature if held jointly      Date